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                                                                   EXHIBIT 10.20
                                PROMISSORY NOTE

$33 million                                                               , 2000
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1.   Principal
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     FOR VALUE RECEIVED, @viso Limited, a company organized under the laws of
England and Wales (the "Company") hereby jointly and severally absolutely and unconditionally promises to pay to Bowerbrook Limited, a company organized under the laws of England and Wales (the "Noteholder"), or order, the principal amount of thirty-three million dollars ($33,000,000). Except as provided below, no interest shall be due and payable on the principal amount of this Note. The Company expressly acknowledges that it shall have no set off right or other ability to deduct amounts payable under the terms of this note under any circumstances, and that it shall not refuse to pay such amounts when due for any reason.

2.   Repayments and Prepayments.
     --------------------------

     a. Seventeen million dollars ($17,000,000) of the principal of this Note shall be due and payable on September ___, 2000 (the "First Payment Date"). The remaining principal amount of sixteen million dollars ($16,000,000) shall be due and payable on October ___, 2000 (the "Second Payment Date").

     b. The Company may prepay this Note at any time, either in whole or in part, without premium or penalty and without the prior consent of the Noteholder.

3.   Events of Default; Acceleration; Interest.
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     a. The principal amount of this Note is subject to acceleration in whole or in part upon the occurrence and during the continuance of any of the following events (each, an "Event of Default"): (i) the failure to pay any amount owing by the Company hereunder when due and payable, or (ii) the initiation of any bankruptcy, insolvency, moratorium, receivership or reorganization by or against the Company, or a general assignment of assets by the Company for the benefit of creditors. Upon the occurrence of an Event of Default, the entire unpaid principal balance of this Note shall be deemed immediately due and payable, and the Lender shall have the right to pursue all remedies available to it at law or equity to obtain such amount. If, subsequent to an Event of Default, the Company pays all amounts due hereunder, the Noteholder shall promptly return any shares confiscated from the Company pursuant to a Share Forfeiture, as well as any dividend amounts paid on such shares during the period of their confiscation.

     b. The Company shall pay the Noteholder 8% interest, compounded annually, on all amounts due but not paid hereunder as of and after the Second Payment Date until such time as such amounts (including interest required hereby) are fully paid. The Noteholder may at its option waive the Company's obligation to pay such interest if the Company demonstrates that it has made good faith effort to pay the amount due but not paid hereunder.

4.   Miscellaneous.
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     a.  No failure or delay by the Noteholder to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Note are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. The Company and every endorser and guarantor of this Note regardless of the time, order or place of signing hereby waives presentment, demand, protest and notice of every kind, and assents to any extension or postponement of the time for payment or any other indulgence, to any substitution, and to the addition or release of any other party or person primarily or secondarily liable.

     b. If Noteholder retains an attorney for collection of this Note, or if any suit or proceeding is brought for the recovery of all, or any part of, or for protection of the indebtedness respected by this Note, then the Company agrees to pay on demand all costs and expenses of the suit or proceeding, or any appeal thereof, incurred by the Noteholder, including without limitation, reasonable attorneys' fees.

     c. This Note shall for all purposes be governed by, and construed in accordance with the laws of the State of California (without reference to conflict of laws).

     d. This Note shall be binding upon the Company's successors and assigns, and shall inure to the benefit of the Noteholder's successors and assigns.

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     IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer to take effect as of the date first hereinabove written.


                              @VISO LIMITED

                              By:_______________________________________

                              Name:_____________________________________

                              Title:____________________________________





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